SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                  ----------

                                    FORM T-1

             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                         FIRST BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

      United States                                         41-0256895
(State of Incorporation)                                (I.R.S. Employer
                                                      Identification No.)

      First Trust Center
      180 East Fifth Street
      St. Paul, Minnesota                                      55101
(Address of Principal Executive Offices)              (Zip Code)



                           Iron Mountain Incorporated
             (Exact name of registrant as specified in its charter)

      Delaware                                              04-3107342
 (State of Incorporation)                               (I.R.S. Employer
                                                      Identification No.)
      745 Atlantic Avenue
      Boston MA                                                02111
(Address of Principal Executive Offices)              (Zip Code)



                      % Senior Subordinated Notes due 2006
                       (Title of the Indenture Securities)

                                     GENERAL

1.   General Information     Furnish the following information as to the
     Trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

            Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

            None

     See Note following Item 16.

     Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from registration number 33-90786.
     1.  Copy of Articles of Association.

     2.  Copy of Certificate of Authority to Commence Business.

     3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

     4.  Copy of existing By-Laws.

     5.  Copy of each Indenture referred to in Item 4.  N/A.

     6.  The consents of the Trustee required by Section 321(b) of the act.

     7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 5th day of September, 1996.

                                    FIRST BANK NATIONAL ASSOCIATION
[SEAL]


                                /s/ Richard Prokosch
                                    --------------------------
                                    Richard Prokosch
                                    Trust Officer




/s/ Kathe Barrett
    ------------------------
    Kathe Barrett
    Assistant Secretary

                                    EXHIBIT 6

                                     CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  September 5, 1996

                              FIRST BANK NATIONAL ASSOCIATION

                              /s/ Richard Prokosch
                                  ------------------------------
                                  Richard Prokosch
                                  Trust Officer

                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION

                         FIRST BANK NATIONAL ASSOCIATION

      FIRST. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "First Bank National Association."

      SECOND. The main office of the Association shall be in the City of Minneapolis, County of Hennepin, State of Minnesota. The general business of the Association shall be conducted at its main office and branches.

      THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. Between meetings of the shareholders held for the purpose of electing Directors, the Board of Directors by a majority vote of the full Board may increase the size of the Board by not more than four Directors in any one year, but not to more than a total of twenty-five Directors, and fill any vacancy so created in the Board. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting. Each Director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association, or any equivalent interest in stock of First Bank System, Inc.

      FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such day of each year as is specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

      FIFTH. The authorized amount of capital stock of this Association shall be divided into 3,500,000 shares of common stock at the par value of Fifty Dollars ($50.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

      If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional share in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

      If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

      The Association, and at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. In the event said debt obligations are convertible to capital stock of the Association, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of capital stock owned by him one month prior to the issuance of capital stock in satisfaction of said convertible debt obligations.

      SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board may also appoint one or more of its members to serve as Vice Chairman. The Board shall have the power to appoint such officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers and employees of this Association; and to dismiss any of such officers or employees and appoint others to take their place.

      The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to regulate the manner in which any increase of the capital of the Association shall be made; to make all By-laws that may be lawful for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

      SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the City of Minneapolis, Minnesota, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

      EIGHTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

      NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time; provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association at their respective addresses as shown upon the books of the Association.

      TENTH. Any action required to be taken at a meeting of the shareholders or directors of or any action which may be taken at a meeting of shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is place on the writing, or such earlier date as is set forth therein.

      ELEVENTH. Meetings of the Board of Directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

      TWELFTH. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Except as set forth in paragraph (c) of this Article, any indemnification under paragraphs (a) and (b) of this Article (unless ordered by the court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

      (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

      (h) For purpose of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

      (j) The indemnification and advancement of expenses hereby provided shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount. The notice of any shareholders' meeting at which an amendment to the Articles of Association of this Association is to be considered shall be given as hereinabove set forth.




      IN WITNESS WHEREOF, we have hereunto set our hands as of the 23rd day of February, 1995.

/s/ John F. Grundhofer              /s/ Philip G. Heasley
- ---------------------------------   ------------------------------------
    John F. Grundhofer                  Philip G. Heasley


/s/ William F. Farley               /s/ Richard A. Zona
- ---------------------------------   ------------------------------------
    William F. Farley                   Richard A. Zona


/s/ Daniel C. Rohr                  /s/ Michael J. O'Rourke
- ---------------------------------   ------------------------------------
    Daniel C. Rohr                      Michael J. O'Rourke

/s/ J. Robert Hoffmann
- ---------------------------------
    J. Robert Hoffmann

                                     BYLAWS
                                       OF
                         FIRST BANK NATIONAL ASSOCIATION


                                   ARTICLE I.
                            MEETINGS OF SHAREHOLDERS

      The regular annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at the main banking house of the Association in the City of Minneapolis, Minnesota, or other convenient place duly authorized by the Board of Directors (hereinafter referred to as the "Board"), on the last Thursday in February of each year at 9:30 o'clock A.M. of said day, or such other date or time which the Board may designate at any Board meeting held prior to the required date for sending notice of the annual meeting to the shareholders. The holders of a majority of the outstanding shares entitled to vote, and represented at any annual or special meeting of the shareholders, may choose persons to act as Chairman and as Secretary of the meeting.


                                   ARTICLE II.
                               BOARD OF DIRECTORS

      Section 1. Number. As provided in the Articles of Association, the Board of this Association shall consist of not less than five nor more than twenty-five members. At any meeting of the shareholders held for the purpose of electing directors, or changing the number thereof, the number of directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. Any vacancy occurring in the Board shall be filled by the remaining directors. Between meetings of the shareholders held for the purpose of electing directors, the Board by a majority vote of the full Board may increase the size of the Board by not more than four directors in any one year, but not to more than a total of twenty-five directors, and fill any vacancy so created in the Board. All directors shall hold office until their successors are elected and qualified.

      Section 2. Powers. The Board shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association and Bylaws of the Association and by law. The Board may appoint from time to time one or more committees for any purposes and with such powers as the Board may determine.

      Section 3. Organization. The President or the Chairman of the Board shall notify the directors-elect of their election and of the time at which they are required to meet for the purpose of organizing the new Board. If, at the time fixed for such meeting, there is not a quorum in attendance, the members present may adjourn from time to time until a quorum is secured, and no business shall be transacted until a majority of the directors-elect shall have taken the oath of office prescribed by law and shall otherwise duly qualified.

      The Board shall appoint one of its members President of this Association, who shall be Chairman of the Board, but the Board may appoint a Director in lieu of the President, to be Chairman of the Board, in which case the latter shall preside at all meetings and shall perform such other duties as may be designated by the Board. If a Chairman of the Board is so appointed in lieu of the President, in his absence the President shall preside at meetings of the Board. In the absence of a presiding officer, the Board shall appoint a Chairman pro tem. The Board shall appoint a recording officer who shall keep a record of the meetings and proceedings of the Board. The recording officer need not be a member of the Board.

      Section 4. Meetings. The regular meetings of the Board shall consist of the annual meeting following the annual election of directors by the shareholders, and quarterly meetings which shall be held at such place and at such time as the Chairman or President from time to time may designate. When the date of any regular meeting of the Board falls on a holiday, the meeting shall be held on the next ensuing business day other than a Saturday, or on such day and at such time as may have been ordered.

      Special meetings of the Board shall be held at any time upon the call of the Chairman of the Board, a Vice Chairman, the President, or the acting Chief Executive Officer, or upon written request of any three (3) directors.

      Notice of all meetings of the Board, whether regular or special, shall be given to each director either orally in person or by mail, telegraph or telephone, on or before the day of the meeting. Meetings of the Board or shareholders may be held by conference telephone or similar communication device by means of which all persons participating in the meeting can simultaneously hear each other. Participating in such a meeting shall constitute presence in person at such meeting.

      Section 5. Quorum. A majority of all the qualified directors shall constitute a quorum and shall be necessary for the transaction of business, but, if at any meeting there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is in attendance.

      Section 6. Advisory Board of Directors. The Board may appoint persons, who need not be shareholders or directors, to serve as advisory directors on an Advisory Board of Directors established to serve this bank or a group of affiliated banks of which this bank is one. An advisory director shall have such power and duties as may be determined by the Board, provided that advisory directors shall have no power to vote on matters presented to the Board for final decision and, provided further, that the Board's responsibility for the affairs of the Association shall in no respect be delegated or diminished.

      Section 7. Directors' Fees, etc. The Board shall have the power to fix and vote fees and compensation to directors and advisory directors of the Association for their services as directors and advisory directors, and also for their services as member of any committee or committees of the Association contemplated by these Bylaws or otherwise created or appointed by the Board, the Executive Committee, or the President of the Association. Nothing herein contained shall be construed to preclude any director or advisory director from serving the Association in any other capacity and being paid compensation therefor by the Association.


                                  ARTICLE III.
                                    OFFICERS

      Section 1. Officers. The Board may elect a Chairman of the Board of Directors and one (1) or more Vice Chairmen. The Board shall also elect a President. The Board shall elect, as appropriate, such additional officers as it may determine, including Executive Vice Presidents or Senior Vice Presidents. The Chief Executive Officer or in the absence of the Chief Executive Officer, the President, may appoint such other officers necessary to conduct the affairs of the Association.

      Section 2. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer of the Association, who shall be either the President or Chairman of the Board. The Board may also designate an officer or director to serve as acting Chief Executive Officer in the absence or incapacity of the Chief Executive Officer. Subject to the law and the control of the Board and the Executive Committee, the Chief Executive Officer, or, in the absence of the Chief Executive Officer, the President shall have authority to manage the affairs and business of the Association and prescribe and define the duties of its officers, agents and employees.

      Section 3. Term of Office. Any officer elected by the Board shall hold his office for the current year for which the Board by which he is elected was elected, unless he shall resign, become disqualified or be removed. The Chairman, Vice Chairman, and President can be removed by action of a majority of the Board. All other elected officers can be removed by order of the Chief Executive Officer, or in his absence, the President. Any other officer shall hold his office at the pleasure of the Chief Executive Officer, or, in his absence, the President.

      Section 4. Bonds. All officers, agents or employees as the business of the Association may require, shall give bond with surety to be approved and in a sum to be fixed by the Board or the Chairman or the President, conditioned upon the faithful and honest discharge of their respective duties.


                                   ARTICLE IV.
                               STOCK CERTIFICATES

      Section 1. Forms. Certificates of stock, signed by any elected officer and any other officer, shall be issued to the shareholders, and each certificate shall state upon its face that such stock is transferable only upon the books of the Association.

      Section 2. Transfers. Certificates of stock of this Association shall be assignable and transferable only on the books of this Association subject to the restrictions and provisions of the national banking laws, and a transfer book shall be provided in which all assignments and transfers of stock shall be made. When stock is transferred, the certificates representing the same shall be returned to the bank, canceled and preserved, and new certificates issued.

      Section 3. Dividends. Transfers of stock shall not be suspended preparatory to the declaration of dividends; and, unless an agreement to the contrary shall be expressed in the assignment or assignments, dividends shall be paid to the shareholders in whose name the stock shall stand at the date of declaration of dividends.


                                   ARTICLE V.
                                   MINUTE BOOK

      The organization papers of this Association, the Bylaws as revised or amended from time to time and the proceedings of all regular and special meetings of the shareholders and the directors shall be recorded in a minute book or books. All reports of committees required to be made to the Board shall be recorded in a minute book or shall be filed by the recording officer. The minutes of each meeting of the shareholders and the Board shall be signed by the recording officer and approved by the Chairman of the meeting.

                                   ARTICLE VI.
                          CONVEYANCES, CONTRACTS, ETC.

      All transfers and conveyances of real estate, mortgages, and transfers, endorsements or assignments of stock, bonds, notes, debentures or other negotiable instruments, securities or personal property shall be signed by any elected or appointed officer.

      All checks, drafts, certificates of deposit, mortgage satisfactions, releases, all types of loans, all obligations of the Association, and all funds of the Association held in its own or in a fiduciary capacity may be paid out by an order, draft or check bearing the manual or facsimile signature of any elected or appointed officer of the Association or of such other employees or agents as may be designated by the Chief Executive Officer or the President.

      All other instruments not hereinabove specifically provided for, whether to be executed in a fiduciary capacity or otherwise, may be signed on behalf of the Association by any officer thereof.

      The Secretary of the Association or other proper officer may execute and certify that required action or authority has been given or has taken place by resolution of the Board under this Bylaw without the necessity of further action by the Board.


                                  ARTICLE VII.
                                      SEAL

      The following is an impression of the seal if this Association.











                                  ARTICLE VIII.
                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS, AND EMPLOYEES

      Section 1. The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or proceeding, whether civil, criminal, administrative, or investigative

(other than an action by or in the right of the pertinent corporation) by reason of the fact that he is or was a director, advisory director or officer of the Association, or is or was serving at the request of the Association as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the pertinent corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the pertinent corporation.

      Section 2. The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the pertinent corporation to procure a judgment in its favor by reason of the fact that he is or was a director, advisory director or officer of the Association, or is or was serving at the request of the Association as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the pertinent corporation and except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the pertinent corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

      Section 3. To the extent that a director, advisory director, or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Association only upon a determination that indemnification of the director, advisory director, or officer is proper in the circumstances because he has met the applicable standards of conduct set fourth in said Sections 1 and 2. Such determination shall be made: (a) by the Board of the Association by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the Association or pertinent corporation) in a written opinion; or (c) by the stockholders of the Association.

      Section 5. Expenses incurred by any person who may have a right of indemnification under this Article in defending a civil or criminal action, suit, or proceeding may be paid by the Association in advance of the final disposition of such action, suit, or proceeding as authorized by its Board upon receipt of an undertaking by or on behalf of such person, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Association pursuant to this Article.

      Section 6. The indemnification provided by this Article is in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any certificate of incorporation, articles of incorporation, articles of association, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, advisory director, or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person; provided, that any indemnification realized other than under this Article shall apply as a credit against any indemnification provided by this Article.

      Section 7. The Association may purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer, employee, or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, if the Association would have the power to indemnify him against such liability under the provisions of the Article or of applicable law, if and whenever the Board of the Association deems it to be in the best interest of the Association to do so.

      Section 8. For purposes of this Article and indemnification hereunder, any person who is or was a director or officer of any other corporation of which the Association owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the request of the Association.

      Section 9. The Association may provide indemnification under this Article to any employee or agent of the Association or of any other corporation of which the Association owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, or other enterprise in which the Association)'n has or at the time had an interest as an owner, creditor, or otherwise, if and whenever the Board of the Association deems it in the best interest of the Association to do so.

      Section 10. The Association may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the Association shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, if and whenever the Board of the Association deems it to be in the best interest of the Association to do so.


                                   ARTICLE IX.
                                   AMENDMENTS

      These Bylaws, or any of them, may be added to, altered, amended or repealed by the Board at any regular or special meeting of the Board.